TransAtlantic Petroleum Announces Appointment of Gregory K. Renwick to the Board of Directors

Hamilton, Bermuda (February 10, 2014) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced the appointment of Gregory K. Renwick to its Board of Directors.

Mr. Renwick is a seasoned global petroleum executive with more than 35 years of technical and managerial experience in the upstream sector. He began his career in 1974 as a geophysical interpreter. Mr. Renwick worked at Mobil for 25 years in roles of increasing responsibility. He served as business development manager in the Commonwealth of Independent States, and under his leadership Mobil successfully acquired upstream assets in Kazakhstan, Turkmenistan and Azerbaijan. He also established Mobil Oil Turkmenistan and executed the first production sharing contract in the country.

Most recently, Mr. Renwick served as president and chief executive officer of East West Petroleum Corp., which targeted conventional and unconventional oil and gas including operations in Romania and a partnership in the Ukraine, from 2010 to 2013 and as the director of business development for Dana Gas PJSC in the United Arab Emirates from 2007 to 2010. He also served on the board of North American Oil and Gas Corporation from 2012 to 2013. Mr. Renwick holds a B.S. in Chemistry from the University of Western Ontario and an M.S. in Geology from Dalhousie University in Halifax.

Malone Mitchell 3rd, Chairman and Chief Executive Officer of TransAtlantic remarked, “Greg brings a wealth of knowledge to the TransAtlantic board. I welcome his geological technical expertise, business development history and senior management capability. He has led companies in the area of the world where TransAtlantic is focused, and we are very pleased to have him on our team.”

About TransAtlantic Petroleum Ltd.

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the appointment of a board member, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contacts:

Taylor Miele

Director of Investor Relations

(214) 265-4746

Ian Delahunty

President

(214) 220-4323

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com